Exhibit 10.32

IDACORP, Inc. and/or Idaho Power Company Executive Officers

with Amended and Restated Change in Control Agreements Chart

(as of February 1, 2011)

Name	Title	Date of Agreement
J. LaMont Keen	President and Chief Executive Officer, IDACORP and Idaho Power	12/29/2008
Darrel T. Anderson	Executive Vice President Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	12/23/2008
Daniel B. Minor	Executive Vice President, Operations, IDACORP and Idaho Power	12/30/2008
Rex Blackburn	Senior Vice President and General Counsel, IDACORP and Idaho Power	4/1/2009
Lisa A. Grow	Senior Vice President, Power Supply, Idaho Power	12/12/2008
John R. Gale	Senior Vice President, Corporate Responsibility, IDACORP and Idaho Power	12/12/2008
Steven R. Keen	Vice President, Finance and Treasurer, IDACORP and Idaho Power	12/30/2008
Dennis C. Gribble	Vice President and Chief Information Officer, IDACORP and Idaho Power	12/11/2008
Lori D. Smith	Vice President, Chief Risk Officer, IDACORP and Idaho Power	12/31/2008
Luci K. McDonald	Vice President, Human Resources and Corporate Services, IDACORP and Idaho Power	12/20/2008
Naomi Shankel	Vice President, Supply Chain, IDACORP and Idaho Power	12/9/2008
Jeffrey L. Malmen	Vice President, Public Affairs, IDACORP and Idaho Power	12/10/2008
Warren Kline	Vice President, Customer Operations, Idaho Power	12/15/2008

Patrick A. Harrington	Corporate Secretary, IDACORP and Idaho Power	12/9/2008
N. Vern Porter*	Vice President, Delivery Engineering and Operations, Idaho Power	03/18/2010
Kenneth W. Petersen*	Corporate Controller and Chief Accounting Officer, IDACORP and Idaho Power	05/20/2010
Gregory W. Said*	Vice President, Regulatory Affairs, Idaho Power	01/20/2011

*  Change in control agreement does not include 13th month trigger or tax gross-up provisions.